UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2007 (June 17, 2007)

CyberSource Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-26477	77-0472961
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1295 Charleston Road, Mountain View, California	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 965-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Please see penultimate paragraph under Item 8.01.

Item 8.01. Other Events.

On June 17, 2007, CyberSource Corporation, a Delaware corporation (“CyberSource”), entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) by and among CyberSource, Congress Acquisition-Sub, Inc., a Delaware corporation and wholly owned subsidiary of CyberSource (“Merger Sub Corp.”), Congress Acquisition Sub 1, LLC, a Delaware limited liability company and wholly owned subsidiary of CyberSource (“Merger Sub LLC”), and Authorize.Net Holdings, Inc., a Delaware corporation (“Authorize.Net”). Pursuant to the Merger Agreement, Merger Sub Corp. shall be merged with and into Authorize.Net (the “Company Merger”), which shall be the surviving corporation (the “Company Surviving Corporation”) in the Company Merger, and the separate existence of Merger Sub Corp. shall thereupon cease. Next, the Company Surviving Corporation shall be merged with and into Merger Sub LLC (the “LLC Merger,” together with the Company Merger, the “Mergers”), which shall be the surviving limited liability company in the LLC Merger (the “Surviving LLC”) and the separate existence of Company Surviving Corporation shall thereupon cease.

As a condition to the consummation of the Mergers, CyberSource and Roy Banks entered into an Executive Employment Agreement, dated June 17, 2007 (the “Employment Agreement”), pursuant to which Mr. Banks would serve as the President of Surviving LLC conditioned upon and effective upon the close of the Mergers. Under the terms of the Employment Agreement, Mr. Banks will receive a yearly salary of $275,000 and will be provided with an option to purchase 395,000 shares of the common stock of CyberSource, which shall vest over a four-year period. Mr. Banks will not be eligible for consideration of additional stock option grants until January 2010. Mr. Banks shall also be eligible for variable compensation in the amount of $100,000 payable based on the achievement of targets established by CyberSource’s Board of Directors. Mr. Banks shall further be eligible for a bonus of $25,000 payable based on CyberSource’s overachievement of overall operating income plan targets as established by CyberSource’s Board of Directors.

In addition to the Employment Agreement, and conditioned upon and effective upon the close of the Mergers, CyberSource and Mr. Banks also entered into a Non-Competition and Non-Solicitation Agreement, dated June 17, 2007 (the “Non-Competition Agreement”). The Non-Competition Agreement extends for the term of Mr. Bank’s employment with CyberSource and for a period of one (1) year thereafter.

Mr. Banks has served as the President of the Payment Processing Services business unit of Authorize.Net, Authorize.Net Corp., since October 2004. From March 2004 until October 2004, he served as General Manager of Authorize.Net Corp. From June 2000 until March 2004, he served as General Manager of Authorize.Net, then a business unit of InfoSpace, Inc., a provider of online search and directory services. From August 1999 until June 2000, Mr. Banks served as the Vice President of Business Development at Authorize.Net, then a business unit of Go2Net, Inc., an internet infrastructure provider. Mr. Banks is 40 years old.

As an additional condition to the consummation of the Mergers, directors and certain officers of Authorize.Net shall enter into a form of Stock and Option Restriction Agreement (the “Restriction Agreement”) with CyberSource. Under its terms, the directors and officers of Authorize.Net who are a party to the Restriction Agreement may not sell, transfer (whether by gift, operation of law or otherwise), assign, pledge, hypothecate, encumber or otherwise transfer any restricted shares of Authorize.Net common stock or options to purchase common stock of Authorize.Net, or exercise any options to purchase common stock of Authorize.Net, until the earlier of the termination of the Merger Agreement or the effective date of the Mergers. Pursuant to the terms of the Merger Agreement and upon the consummation of the Mergers, such directors and officers shall have their options and restricted shares cancelled in exchange for the right to receive a cash payment. Robert Donahue, Eugene DiDonato, Roy Banks, Timothy O’Brien, Kathleen Harris, John Granara, Rachelle B. Chong, Kevin C. Melia, Gary E. Haroian and Andrew G. Mills are required to execute the Restriction Agreement as a condition to the consummation of the Mergers.

The foregoing description of the Employment Agreement, the Non-Competition Agreement and the Restriction Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, the Non-Competition Agreement and the Restriction Agreement, attached as Exhibit 99.1, 99.2 and 99.3 respectively and incorporated herein by reference.

Under the terms of the Merger Agreement, each issued and outstanding share of common stock (excluding the shares of common stock subject to the Restriction Agreements discussed above) of Authorize.Net immediately prior to the effective time of the Mergers shall be converted into the right to receive (i) 1.1611 shares of CyberSource common stock; (ii) a pro rata share of approximately $125 million in the form of a cash payment (the “Cash Consideration”); and (iii) cash in lieu of fractional shares. Based on the number of shares of Authorize.Net common stock outstanding as of June 15, 2007, each issued and outstanding share of common stock (excluding the shares of restricted common stock) of Authorize.Net would receive approximately $4.45 per share in Cash Consideration.

The preceding paragraph is the sole paragraph regarding communications related to the Mergers contained in this Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding the timing of the closing of the Mergers. These forward-looking statements involve important factors that could cause actual results to differ materially from those in the forward-looking statements. Such important factors involve risks and uncertainties including, but not limited to, unanticipated delays and difficulties in obtaining regulatory approvals and stockholder approvals, unanticipated delays and difficulties in satisfying the closing conditions to the Mergers, and other risks that are described from time to time in CyberSource Corporation’s Securities and Exchange Commission reports, including, but not limited to, CyberSource Corporation’s Annual Report on Form 10-K filed with the SEC on March 13, 2007. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, CyberSource Corporation’s results could differ materially from CyberSource Corporation’s expectations in these statements. CyberSource Corporation assumes no obligation and does not intend to update these forward-looking statements.

Additional Information and Where to Find It

CyberSource Corporation and Authorize.Net Holdings, Inc. will file a joint proxy statement/prospectus with the SEC in connection with the proposed Mergers. Investors and security holders are urged to read the joint proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information regarding CyberSource Corporation, Authorize.Net Holdings, Inc., the proposed Mergers, the persons soliciting proxies in connection with the proposed Mergers on behalf of CyberSource Corporation and Authorize.Net Holdings, Inc. and the interests of those persons in the proposed Mergers and related matters. CyberSource Corporation and Authorize.Net

Holdings, Inc. intend to mail the joint proxy statement/prospectus to their respective stockholders once such joint proxy statement/prospectus is declared effective by the SEC. Investors and security holders will be able to obtain a copy of the joint proxy statement/prospectus and other documents filed by CyberSource Corporation and Authorize.net with the SEC free of charge at the website maintained by the SEC at http://www.sec.gov. In addition, documents filed with the SEC by CyberSource Corporation are available free of charge by contacting CyberSource Corporation, Investor Relations, 1295 Charleston Road, Mountain View, California 94043, (650) 965-6000, and documents filed with the SEC by Authorize.Net Holdings, Inc. are available free of charge by contacting Authorize.Net Holdings, Inc., Investor Relations, 293 Boston Post Road West, Suite 220, Marlborough, Massachusetts 01752, (508) 229-3200.

Participants in Solicitation

CyberSource Corporation and Authorize.Net Holdings, Inc., and their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the stockholders of CyberSource Corporation and Authorize.Net Holdings, Inc. in connection with the proposed Mergers and related items. Information regarding the directors and executive officers of Authorize.Net Holdings, Inc. is set forth in the proxy statement filed with the SEC on April 29, 2007, for Authorize.Net Holdings, Inc.’s Special Meeting in Lieu of 2007 Annual Meeting of Stockholders to be held June 29, 2007. Information regarding the directors and executive officers of CyberSource Corporation is set forth in CyberSource Corporation’s proxy statement for CyberSource Corporation’s 2007 annual meeting of stockholders. Investors may obtain additional information regarding the interests of those participants by reading the joint proxy statement/prospectus when it becomes available.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Executive Employment Agreement, dated as of June 17, 2007, by and between CyberSource Corporation and Roy Banks.

99.2	Non-Competition and Non-Solicitation Agreement, dated as of June 17, 2007, by and between CyberSource Corporation and Roy Banks.

99.3	Form of Stock and Option Restriction Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CyberSource Corporation (Registrant)

Date: June 22, 2007	/s/ Steven D. Pellizzer
(Signature)
Steven D. Pellizzer
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Executive Employment Agreement, dated as of June 17, 2007, by and between CyberSource Corporation and Roy Banks.

99.2	Non-Competition and Non-Solicitation Agreement, dated as of June 17, 2007, by and between CyberSource Corporation and Roy Banks.

99.3	Form of Stock and Option Restriction Agreement.